                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                      EXHIBIT 11


                                                                SIX MONTHS ENDED                            THREE MONTHS ENDED
                                                                FEBRUARY 28 & 29,                            FEBRUARY 28 & 29,

                                                          2000              1999                     2000                   1999
                                                          ----              ----                     ----                   ----

AVERAGE MARKET PRICE PER SHARE                       $        2.36       $         .91           $        2.37         $        .99
                                                     =============       =============           =============         ============

NET INCOME                                           $     167,109       $     333,530           $       9,777         $    290,388
                                                     =============       =============           =============         ============

Basic weighted average number of common
     shares outstanding                                  3,129,342           2,920,740               3,135,758            2,920,740
                                                     -------------       -------------           -------------         ------------

Diluted effect of stock options                            396,522               5,045                 398,417              59,432
                                                     -------------       -------------           -------------         ------------

Diluted weighted average number of common
     shares outstanding                                  3,525,864           2,925,785               3,534,175           2,980,172

Basic earnings per share                             $         .05       $         .11           $         .00         $       .10
                                                     =============       =============           =============         ============

Diluted earnings per share                           $         .05       $         .11           $         .00         $       .10
                                                     =============       =============           =============         ============
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